UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Daktronics, Inc.
(Name of Registrant as specified in its charter)

_________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAKTRONICS, INC.
331 32nd Avenue
Brookings, South Dakota 57006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON WEDNESDAY, AUGUST 18, 2004

The 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Daktronics, Inc. (the “Company”) will be held at the Company’s headquarters, 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 18, 2004 at 7:00 p.m. Central Daylight Time, for the following purposes:

1.	To elect three Directors of the Company to serve for a three year term that expires on the date of the Annual Meeting of Shareholders in 2007 or until their successors are duly elected;
2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for fiscal year 2005; and

3.	To transaction such other business as may properly come before the meeting or any adjournments thereof.

Only the shareholders of record of our common stock at the close of business on June 30, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

You are cordially invited to attend the meeting. It is important that your shares be represented at the meeting. Therefore, whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Shareholders who are present at the meeting may withdraw their proxy and vote in person if they so desire.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Brookings, South Dakota
July 9, 2004

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Daktronics, Inc.

DAKTRONICS, INC.

PROXY STATEMENT
FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Daktronics, Inc. for use at our Annual Meeting of Shareholders to be held on Wednesday, August 18, 2004, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

        These proxy solicitation materials were mailed on or about July 9, 2004, together with our fiscal year 2004 Annual Report to Shareholders, to all shareholders entitled to vote at the Annual Meeting.

        In this Proxy Statement, “Daktronics”, “Company”, “we”, “us”, and “our” refer to Daktronics, Inc.

Record Date

        Shareholders of record at the close of business on June 30, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. As of the Record Date, 18,913,798 shares of our common stock were issued and outstanding.

Voting at the Annual Meeting

        The holders of one-third of the shares of common stock issued and outstanding and entitled to vote at the 2004 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is present. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Each share is entitled to one vote on all matters submitted to a vote, except that with respect to the election of Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for as many persons as there are Directors to be elected, or to cumulate the holder’s votes by giving one candidate the number of votes which is equal to the number of Directors to be elected multiplied by the number of the holder’s shares, or by distributing such cumulated votes among any number of nominees. Shares abstaining will be treated as not voted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

How Votes are Submitted

        If the shares of our common stock are held directly in the name of the shareholder, he or she can vote on matters to come before the meeting in two ways:

        •      By completing, dating and signing the enclosed proxy and returning it to us in the enclosed postage-paid envelope; or
        •      By written ballot at the meeting.

        Shareholders whose shares of our common stock are held in “street name” must either direct the record holder of their shares as to how to vote their shares of common stock or obtain a proxy from the record holder to vote at the meeting. “Street name” shareholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting, including by telephone or using the Internet.

        Participants in the Company’s 401(k) Plan (the “Plan”) who hold common stock of the Company in the Plan are entitled to instruct the trustee of the Plan how to vote their shares. Each participant will receive a voting instruction card to direct the trustee to vote his or her shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all other participants under the Plan.

Proxies

        All shares entitled to vote and represented by properly executed proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies, if they are not revoked before the vote as described below. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivery of a written notice of revocation or a duly executed proxy to the Corporate Secretary of the Company bearing a date later than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy). To be effective, any written notice of revocation or subsequent proxy must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, e-mail, letter or facsimile. Such Directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Shareholder Proposals

          Shareholders may present proper proposals for inclusion in our proxy materials for consideration at the next annual meeting of our shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy materials for the next annual meeting, shareholder proposals must be received by us no later than March 11, 2005 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

        For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is instead sought to be presented directly at the 2005 Annual Meeting of Shareholders, management may vote proxies in its discretion if we: (a) receive notice of the proposal before the close of business on May 25, 2005 and advise shareholders in the 2005 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (b) do not receive notice of the proposal before the close of business on May 25, 2005. Notices of intention to present proposals at the 2005 Annual Meeting of Shareholders should be addressed to Corporate Secretary, Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota, 57006.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

         Our Board of Directors currently consists of nine persons, divided into three classes serving staggered three-year terms of office. There are three Directors (James B. Morgan, John L. Mulligan and Duane E. Sander) whose terms expire at the 2004 Annual Meeting or until their successors are named, three Directors (Aelred J. Kurtenbach, Robert G. Dutcher and Nancy D. Frame) whose terms expire at the 2005 Annual Meeting or until their successors are named, and three Directors (Frank J. Kurtenbach, Roland J. Jensen and James A. Vellenga) whose terms expire at the 2006 Annual Meeting or until their successors are named. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Messrs. Morgan, Mulligan and Sander be nominated as the Directors to be elected at the 2004 Annual Meeting, and the Board of Directors has approved that recommendation.

Vote Required

        See “Procedural Matters – Voting at the Annual Meeting” for a description of the votes required for election of Directors.

        The Board of Directors recommends a vote “For” the election of all nominees for the Directors named below.

Directors and Nominees for Director

         The following table sets forth the name, age and certain other information regarding each nominee for Director:

Name	Age	Principal Occupation	Committees Served On
James B. Morgan	57	Chief Executive Officer and President	None

John L. Mulligan	65	Vice President, Morgan Stanley	Audit (Chairperson)

Duane E. Sander	66	Director of Special Projects	Compensation
		South Dakota State University Foundation	Nominating & Corporate Governance

        James B. Morgan joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from South Dakota State University. Mr. Morgan became President and Chief Operating Officer of the Company in 1999 and Chief Executive Officer in 2001. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management and corporate information systems, from 1976 to 1999. Morgan has also served as a Director of the Company since 1984.

        John L. Mulligan was elected as a Director in 1993. Since 1999, he has been employed as a Vice President and financial advisor with Morgan Stanley in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993 and again from 1994 through 1998. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm that he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and a Director of American Western Corporation. Mulligan is also a Certified Public Accountant.

        Duane E. Sander, Ph.D. is a co-founder of the Company and has served as a Director since its incorporation. He also served as Corporate Secretary from incorporation until 2001. Since 1999, he has been employed by the South Dakota State University Foundation as its Director of Special Projects. From 1990 to 1999, he served as Dean of Engineering at South Dakota State University, and he taught electrical engineering courses and directed biomedical research projects since 1967.

        The identity of the remaining Directors and certain information about them as of the Record Date are set forth below:

        Frank J. Kurtenbach joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division of the Company, which was expanded to include other products in 1981. He served as Sales Manager for the Company from 1982 through 1993, as a Director since 1984 and as Vice President, Sales since 1993. Kurtenbach has an M.S. degree from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

        Roland J. Jensen is currently retired. Prior to his retirement, from 1996 to 2000, he served as President, Chief Executive Officer and Chairman of Louisiana Energy Services, which was in the business of enriching uranium for the civilian nuclear power industry. From 1960 to 1990, he was with Northern States Power Company, a publicly held electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to 1994, he was Chairman and Chief Executive Officer of NRG Energy, Inc., a Minneapolis-based energy services Company. Jensen has served as a Director of the Company since 1994. Jensen holds a B. S. degree in Mechanical Engineering from South Dakota State University and an M.S. degree in Industrial Management from the University of Minnesota.

        James A. Vellenga was elected as a Director in 1997. He is currently the President and Chief Executive Officer of BSFX Corp., a company involved in the research of fibers for reinforcing concrete and he has served in such capacity since early 2003. From 1988 to 2002, he held senior management positions with Aetrium, Inc. and UpTech Automation, Inc., both of which were involved in the design and development of integrated circuit test handlers. At Uptech Automation, Inc., he served as the Chief Executive Officer and Chairman of the Board. Prior to joining Aetrium, Inc. and UpTech Automation, Inc., Vellenga was a founder and Vice President of Operations of Lee Data Corporation. From approximately 1957 to 1979, Vellenga worked at Remington Rand, Univac, Control Data Corporation and Data 100 Corporation, where he was involved in the design and management of computer products. Vellenga holds a B.S. degree in Electrical Engineering from South Dakota State University.

        Aelred J. Kurtenbach, Ph.D. is a co-founder of the Company and has served as a Director and Chairman of the Board since its incorporation. He also served as President of the Company until 1999, Chief Executive Officer until 2001, and Treasurer until 1993. Dr. Kurtenbach holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

        Robert G. Dutcher is the Chairman, President and Chief Executive Officer of Possis Medical, Inc, a publicly-held medical device company located in Minneapolis, Minnesota. Prior to joining Possis Medical in 1985, Dutcher was with Medtronics, Inc. for 12 years, most recently as Director of Research and Development. He previously worked in an engineering capacity for Control Data Corporation and Honeywell, Inc. Dutcher holds a B.S. degree in Electrical Engineering from South Dakota State University and an M.S. degree in Electrical Engineering from the University of Minnesota. He has been Director of the Company since 2002.

        Nancy D. Frame was the Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she held from 1986 to 1999 when she retired. From 1976 to 1986, she held various positions in the legal profession, specializing in international trade and commercial law. She obtained her law degree from Georgetown University, Washington, D.C and has been a Director of the Company since 1999.

CORPORATE GOVERNANCE

Board of Directors Meetings

        Members of the Board of Directors are kept informed regarding the Company’s business through discussions with the Chairman, the Chief Executive Officer, the Chief Financial Officer and key members of management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

        During fiscal 2004, the Board of Directors held four meetings (including regularly scheduled and special meetings), and all of the incumbent Directors attended 75% or more of the meetings of the Board of Directors and committees, if any, upon which such Directors served.

Annual Meeting Attendance Policy

         The Company does not have a policy with regard to Directors’ attendance at annual meetings of stockholders. All Directors, other than Nancy Frame, attended our 2003 Annual Meeting of Stockholders.

Code of Conduct

        The Board of Directors has formally adopted the Company’s Code of Conduct which applies to all of our employees, officers and Directors. Included in the Code of Conduct are ethics provisions that apply to our Chief Executive Officer, Chief Financial Officer, and all other financial and accounting management employees. Copies of the Code of Conduct are available free of charge by contacting the Corporate Secretary, Daktronics, Inc., 331 32nd Avenue South, Brookings, South Dakota 57006.

Committees of the Board of Directors

         The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

        Audit Committee. During fiscal year 2004, our Audit Committee consisted of Mr. Mulligan (Chairperson), Ms. Frame, and Mr. Vellenga. Each Audit Committee member satisfies the audit committee independence standards of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Mulligan is qualified as an “audit committee financial expert,” as that term is defined in recently adopted regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee appoints and provides for the compensation of the independent auditors, reviews the scope and findings of the completed audit, and reviews the adequacy and effectiveness of our accounting policies and system of internal accounting controls. A copy of the Audit Committee’s Charter was included in our fiscal year 2003 Proxy Statement. The Audit Committee met seven times during fiscal year 2004.

        Compensation Committee.    During fiscal year 2004, our Compensation Committee consisted of Messrs. Jensen (Chairperson), Sander and Dutcher. All of the Compensation Committee members satisfy the independence requirements of the NASDAQ Stock Market. The Compensation Committee annually reviews and acts upon the Chief Executive Officer’s compensation package, reviews compensation policy for the other employees, and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans. The Compensation Committee met twice during fiscal year 2004.

        Nominating and Corporate Governance Committee.    During fiscal year 2004, our Nominating and Corporate Governance Committee (the “Nominating Committee”) consisted of Ms. Frame (Chairperson) and Messrs. Jensen and Sander. All of the Nominating Committee members satisfy the independence requirements of the NASDAQ Stock Market. Our Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as Directors, develops and recommends to the Board of Directors corporate governance guidelines, and provides oversight with respect to corporate governance and ethical conduct. The responsibilities of the Nominating Committee are set forth in the Nominating and Corporate Governance Committee Charter, a copy of which is included herein. The Nominating Committee was formed in February 2004 and held its first meeting in May 2004, after the end of fiscal year 2004.

        The information below describes the criteria and process that the Nominating Committee uses to evaluate future candidates to the Board of Directors:

Criteria for Nomination to the Board of Directors

        The Nominating Committee will consider the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees will be selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytic inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. The Nominating Committee will seek to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market, and that at least one member of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

Shareholder Proposals for Nominees

        The Nominating Committee will consider written proposals from shareholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee in the care of the Corporate Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed in Schedule 14A under the Securities Exchange Act of 1934 (including appropriate biographical information); (b) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director, if elected; (c) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such shareholder(s); and (d) a statement as to the qualifications of the nominee. Shareholder proposals should be submitted by the March 11, 2005 deadline described under the caption, “Procedural Matters – Procedure for Submitting Shareholder Proposals” above.

        The Nominating Committee will not change the manner in which it evaluates candidates for Board nominees, including the applicable criteria set forth above, based on whether the candidate was recommended by a shareholder.

Process for Identifying and Evaluating Nominees

        The process for identifying and evaluating nominees to the Board of Directors will be initiated by identifying candidate(s) who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and others to the extent determined by the Nominating Committee. These candidate(s) will be evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualifications and, if necessary, by checking references. Qualified nominees shall meet with at least one member of the Nominating Committee and with at least one other member of the Board. The Nominating Committee will decide which of the prospective candidates to recommend to the Board for selection as nominees to be presented for the approval of the shareholders or for appointment to fill a vacancy.

          A similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder proposals to nominate a Director.

Board Nominees for the 2004 Annual Meeting

        The nominees for this Annual Meeting, James B. Morgan, John L. Mulligan and Duane E. Sander, were selected by the Board of Directors as a whole in May 2004.

Board of Directors’ Evaluation

        On an ongoing basis, the Nominating Committee facilitates a process to determine whether the Board of Directors and its committees are functioning effectively. The results of this process are reported to the Board for discussion.

How to Contact the Board of Directors

        We have a process for shareholders to send communications to our Board of Directors. Shareholders wishing to contact the Directors of the Company may do so by writing to them at the following address: Corporate Secretary, Daktronics, Inc., 331 32nd Ave, Brookings, South Dakota 57006. All letters received will be categorized and processed by the Company’s Corporate Secretary, and then forwarded to the Directors.

Director Compensation

        During fiscal year 2004, each non-employee Director received, for his or her services as a Director, a $2,000 retainer, $1,500 for each meeting attended in person, $500 for each committee meeting attended in person (telephonic participation in all meetings at one-half rate), and reimbursement of all out-of-pocket expenses incurred in attending meetings. Non-employee Directors also receive stock options under the Company’s 2001 Outside Directors Stock Option Plan upon their election to the Board of Directors. In August 2003, Messrs. Jensen and Vellenga each received under the 2001 Outside Directors Stock Option Plan options to purchase 6,000 shares for each of the three years of their term, for a total of 18,000 shares. The options are subject to vesting restrictions and have an exercise price of $16.97 per share, which was equal to the per share fair market value of the Company’s common stock on the date of grant as determined by the Board of Directors.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our consolidated financial statements for fiscal year 2005 and recommends that the shareholders vote for ratification of such appointment.

        Ernst & Young LLP has audited our financial statements since fiscal year 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Vote Required

        Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the votes entitled to vote at the Annual Meeting. In the event that the shareholders do not approve the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection.

        The Board of Directors recommends a vote “For” the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending April 30, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of common stock as of June 30, 2004, the Record Date, by each of our Directors, by each executive officer named in the Summary Compensation Table, by all Directors and executive officers as a group, and by each shareholder who is known by us to own beneficially more than 5% of our outstanding common stock:

		Amount and Nature of	Percent of
Name and Address of Beneficial Owners	Note	Beneficial Ownership(1)(2)	Outstanding Shares
Beneficial owners of more than 5% of the
common stock:
Daktronics Inc. 401(k) Plan		1,050,234	5.6%
Named Officers and Directors:
Aelred J. Kurtenbach(3)	(4)	1,489,713	7.9%
James B. Morgan	(5)	825,336	4.5%
Frank J. Kurtenbach	(6)	524,119	2.8%
Robert G. Dutcher	(7)	12,000	*
Nancy D. Frame	(8)	51,000	*
Roland J. Jensen	(9)	81,600	*
John L. Mulligan	(10)	48,000	*
Dr. Duane E. Sander	(11)	734,756	3.9%
James A. Vellenga	(12)	56,000	*
William R. Retterath	(13)	9,943	*
Carla S. Gatzke	(14)	332,074	1.2%
All Directors and executive officers as
a group (11 persons)		4,164,542	21.3%

_________________
*	Less than 1%.
(1)

For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after June 30, 2004.

(2)

The Common Stock held by the Daktronics, Inc. 401(k) (the "Plan") and allocated to the Plan participants are voted by the trustee of the Plan, according to the instructions of the Plan participants. Shares held by the Plan are as of the most recent statement date of May 20, 2004.

(3)	Address is 331 32nd Avenue, Brookings, South Dakota 57006.
(4)	Includes (i) 154,000 shares issuable pursuant to currently exercisable stock options, (ii) 55,156 shares held through the Plan and (iii) 691,080 shares owned by spouse.
(5)	Includes (i) 150,000 shares issuable pursuant to currently exercisable stock options, (ii) 18,444 shares held through the Plan and (iii) 800 shares held by his children.
(6)	Includes (i) 7,400 shares issuable pursuant to currently exercisable stock options, (ii) 16,441 shares held through the Plan and (iii) 118,000 shares held by his spouse.
(7)	Includes 12,000 shares issuable pursuant to exercisable stock options.
(8)	Includes 48,000 shares issuable pursuant to exercisable stock options.
(9)	Includes 58,000 shares issuable pursuant to exercisable stock options.
(10)	Includes 36,000 shares issuable pursuant to exercisable stock options.
(11)	Includes (i) 72,000 shares issuable pursuant to exercisable stock options, (ii) 328,040 shares held by his spouse and (iii) 44,560 shares held in the name of his son.
(12)	Includes 42,000 shares issuable pursuant to exercisable stock options.
(13)	Includes (i) 6,000 shares issuable pursuant to exercisable stock options and (ii) 1,773 shares held through the Plan.
(14)

Includes (i) 49,200 shares issuable pursuant to exercisable stock options, (ii) 40,397 shares held through the Plan, (iii) 36,485 shares held by her spouse through the Plan and (iv) 7,850 shares held by her children.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table sets forth certain information regarding the total compensation earned or awarded for each of the last three completed fiscal years to the Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”) whose annual salary and bonus was at least $100,000 for fiscal 2004:

			Summary Compensation Table

			Annual Compensation(1)		Long-Term
				Other	Awards	All
Name and Principal	Fiscal			Annual	Number of Securities	Other
Position	Year	Salary	Bonus(2)	Compensation(3)	Underlying Options	Compensation(6)
James B. Morgan	2004	$253,039	$64,350	$3,778	10,000	$ 2,683
Chief Executive Officer,	2003	254,327	62,500	3,337	10,000	3,351
President and Director	2002	241,346	-	3,699	10,000	3,653

Dr. Aelred J. Kurtenbach	2004	150,050	37,500	5,409	-	10,664
Chairman of the Board and	2003	156,923	37,500	4,500	-	13,318
Director	2002	242,596	-	2,733	10,000	14,521

William R. Retterath(4)	2004	142,475	36,501	4,621	10,000	-
Chief Financial Officer	2003	142,423	35,000	2,100	10,000	-
and Treasurer	2002	80,769	-	-	10,000	-

Frank J. Kurtenbach	2004	106,619	27,000	3,988	-	1,943
Vice President, Sales and	2003	128,192	26,400	2,688	-	1,782
Director	2002	127,431	-	3,632	5,000	1,943

Carla S. Gatzke (5)	2004	103,912	12,975	3,599	-	-
Corporate Secretary and	2003	101,934	12,525	2,919	5,000	-
Company Manager,	2002	82,199	-	2,100	5,000	-
Information Systems and
Human Services

(1)

Annual compensation excludes personal benefits received by the Named Executive Officer to the extent that the aggregate amounts thereof were less than the lesser of either $50,000 or 10% of the total of that person’s annual salary and bonus.

(2)	Reflects bonus earned during the fiscal year.
(3)	Company match to employee contributions under the Company’s Plan.
(4)	Retterath joined the Company in September 2001. His reported compensation does not include reimbursed moving expenses of $12,813 associated with his hiring.
(5)	Gatzke was on leave part of fiscal 2002.
(6)	Consists of amounts credited to such person's deferred compensation agreement for the year.

        The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended May 1, 2004:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)
Name	Granted(2)(3)	in Fiscal Year	($/share)	Date	5%	10%
James B. Morgan	10,000	5.5	17.70	11/20/13	111,314	282,092
William R. Retterath	10,000	5.5	17.70	11/20/13	111,314	282,092
Carla S. Gatzke	5,000	2.8	17.70	11/20/13	55,657	141,046
Aelred J. Kurtenbach	-	N/A	-	N/A	-	-
Frank J. Kurtenbach	-	N/A	-	N/A	-	-

_________________

(1)

The potential realizable value is based on a 10-year term of each option at the time of grant. Assumed stock price appreciation of 5% and 10% is mandated by rules of the SEC and is not intended to forecast actual future financial performance or possible future appreciation. The potential realizable value is calculated by assuming that the deemed fair value of the Company's common stock for financial statement presentation purposes on the date of the grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2)

Represents options granted pursuant to the 2001 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(3)	Shares with five-year vesting; 20% of grant vests one year from date of grant, remaining 80% vests pro rata annually over the following four years.

        The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal year 2004 and the number of shares subject to both exercisable and unexercisable stock options as of May 1, 2004. Also reported are values for unexercised “in-the-money” options, exercise prices of outstanding stock options, and the fair market value of our common stock as of May 1, 2004:

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	on Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
James B. Morgan	38,500	$ 534,769	150,000	40,000	$2,697,300	$428,300
Aelred J. Kurtenbach	-	-	142,000	38,000	2,430,888	599,375
William R. Retterath	-	-	6,000	24,000	74,130	194,920
Frank J. Kurtenbach	41,000	552,907	7,400	8,600	117,662	123,158
Carla S. Gatzke	-	-	49,200	18,800	846,010	197,862

_________________

(1)

The value of unexercised in-the-money options is based on the closing price of our common stock on April 30, 2004 (the last trading day of fiscal 2004) quoted on the NASDAQ National Market of $21.23 minus the exercise price, multiplied by the number of shares underlying the options.

Securities Authorized for Issuance Under
Equity Compensation Plans

        The following table sets forth certain information as of May 3, 2004 with respect to Company’s equity compensation plans:

Equity Compensation Plan Information

			Number of securities
			remaining available for
			future issuance under
	Number of securities	Weighted-average	equity compensation
	to be issued upon exercise	exercise price of	plans (excluding
	of outstanding projects,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column a)

	(a)	(b)	(c)
Equity compensation plans
approved by security holders:
Stock Option Plans(1)	1,456,300	$ 7.09	714,100
Director Plan	313,114	$ 7.87	256,090
Stock Purchase Plan(2)	Not applicable	Not applicable	471,090

Employee equity compensation plans
not approved by security holders:
Warrants(3)	31	$ 6.32	Not applicable

Total	1,759,445	$ 7.32	1,441,190

(1)	Consists of the 2001 Incentive Stock Option Plan and the 1993 Incentive Stock Option Plan as described in the section of the Proxy Statement entitled "Report of the Compensation Committee."
(2)	Under the Employee Stock Purchase Plan, shares are acquired at the time of investment by the participating employees at the applicable discount.
(3)	Consists of warrants issued in connection with an acquisition in a prior year.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation program of our Chief Executive Officer and other executive officers. The Compensation Committee is comprised of three non-employee Directors, as appointed by the Board, and each satisfies the independence requirements of the NASDAQ Stock Market. The Compensation Committee meets periodically to review executive compensation, the design of compensation programs, stock option programs, and the individual salary and awards for the Chief Executive Officer and other executive officers. The purpose of this report is to inform our shareholders of our compensation policies and the rationale for the compensation paid to our Chief Executive Officer and other executive officers in fiscal year 2004.

Compensation Philosophy

        Our compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to our long-term success and continued growth. The compensation program has been designed to provide a competitive level of total compensation and offers incentive opportunities directly linked to our performance. The Compensation Committee believes it is in the best interests of the shareholders to reward executives when our performance objectives are achieved and to provide less compensation when these objectives are not met. Therefore, a portion of executive compensation is comprised of “at risk” incentives.

Cash Compensation

        The Company’s compensation philosophy is to target executive salaries at a competitive rate as compared to comparable positions within the region for similar sized companies. The Company’s performance as a whole for the fiscal year is also considered. Compensation plans are reviewed annually.

        The Compensation Committee reviewed base salaries for executive officers in November 2003. Based on the Committee’s recommendation, the board established the salary for Aelred J. Kurtenbach, who is employed one-half time, at $12,500 per month; James B. Morgan, Chief Executive Officer, at $21,450 per month; and William R. Retterath, Chief Financial Officer, at $12,167 per month. It authorized James Morgan to establish base salaries for other executive officers.

        For the fiscal year ended May 1, 2004, the Committee approved a formula based performance bonus plan for certain executive officers, including Messrs. Morgan, F. Kurtenbach, A. Kurtenbach, and Retterath, consisting of one month’s salary if after tax earnings exceed 13% of shareholders’ equity at the beginning of the fiscal year, and increasing linearly with performance to a maximum bonus of three months’ salary if after tax earnings exceed 19% of beginning shareholders’ equity. This amount is decreased to the extent of certain profit sharing contributions made under the Daktronics, Inc. 401(k) Plan. Carla Gatzke is eligible for the same bonus noted above at one-half the rate, plus a discretionary bonus as determined by James Morgan, which shall not exceed three months’ salary. For the year ended May 1, 2004, the executive officers earned the maximum amount payable under the bonus plan.

Equity Based Compensation

        In August 2001, the shareholders approved the Daktronics 2001 Incentive Stock Option Plan (the “Option Plan”). The Compensation Committee determines awards under the Option Plan for executive officers and approves awards for other employees based upon the recommendation of the Company’s Chief Executive Officer.

        In November 2003, the Committee approved the allotment of 170,000 shares for the granting of stock options to Daktronics employees, with the shares to be allotted as follows: 10,000 shares to James Morgan; 10,000 shares to William Retterath; 5,000 shares to Carla Gatzke; and 155,000 shares to selected employees as determined by James Morgan. No options were awarded to Aelred Kurtenbach or Frank Kurtenbach as requested by them.

        The Committee’s basis for these awards was the Company’s performance, as measured in increased net sales and results of operations over the last three fiscal years, the Committee’s review of awards by comparable companies and by the Company in previous years and individual performance. The terms of these options, including duration and vesting, were similar to that of comparable companies.

        The exercise price per share of these options was established as the average between the high and low reported sale prices for the Company’s common stock on the grant date of November 21, 2003, which was $17.70. Subject to accelerated vesting upon a change in control of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 21, 2004.

Compensation of Chairman and the Chief Executive Officer

        Aelred Kurtenbach has been employed one-half time and served as Chairman of the Board since stepping down as Chief Executive Officer in November 2001. James Morgan has served as the Company’s President and Chief Executive Officer since November 2001. Their respective compensation for the past three years is shown in the Summary Compensation Table. The factors discussed below in “Base Salary,” “Annual Incentive Bonus,” “Stock Options” and “Deferred Compensation Arrangements” were considered in establishing the amount of Dr. Kurtenbach’s and Mr. Morgan’s base salary, cash bonus and stock option grant during the past fiscal year.

Executive Officer Compensation Program

        The key components of our executive officer compensation program are base salary, annual incentive bonus and long-term incentives, including stock options and in some cases deferred compensation arrangements. These elements are described below. In determining compensation, the Compensation Committee considers all elements of an executive’s compensation package.

        Base Salary.    The Compensation Committee annually reviews the base salary of the Chief Executive Officer and other executive officers. In determining appropriate salary levels, the Compensation Committee considers individual performance, level of responsibility, scope and complexity of the position, and internal equity and salary levels for comparable positions within the region for similar sized companies. In determining any base salary increase for the Chief Executive Officer, the Compensation Committee also considers strategic planning, team building and operating results. The Compensation Committee, in consultation with the Chief Executive Officer, annually reviews the base salary of the other executive officers based on the same criteria.

        Annual Incentive Bonus.    The purpose of our annual incentive bonus is to provide a direct financial incentive in the form of an annual cash bonus to the executive officers and key managers who achieve performance goals established by the Compensation Committee. The Compensation Committee determines the annual incentive bonus of the Chief Executive Officer. The Compensation Committee, in consultation with the Chief Executive Officer, determines the annual incentive bonus of the other executive officers. The annual incentive bonus is described above as part of Cash Compensation.

        Stock Options.    Long-term performance incentives are provided to our employees and non-employee Directors through our Option Plan and our 2001 Outside Directors Stock Option Plan. These plans are administered by the Compensation Committee, which is authorized to award stock options to our employees, our non-employee Directors, and certain advisors and consultants. At least annually, the Compensation Committee considers whether awards will be made to executive officers. Such awards are based on the scope and complexity of the position, competitive compensation data, the maintenance of our stock at target share prices, Company performance over the past three fiscal years and total options granted to an employee in the past. The Compensation Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. Options granted to executive officers vest immediately upon the occurrence of a change in control as defined in the Option Plan.

        Deferred Compensation Arrangements. The purpose of our deferred compensation arrangement is to reward certain executive officers who were employed by the Company as of August 1990 with a deferred compensation plan. The plan is designed to fund annual payments upon retirement based on the value of amounts credited to such person’s account. The Compensation Committee administers these plans and approves on an annual basis the amounts credited to each participant’s account. The amount credited is equal to the interest earned on the account at a rate equal to the five-year United States Treasury Note rate as of the first day of the plan year.

        401(k) Plan.  Our Daktronics, Inc. 401(k) Plan (the “Plan”) was made effective in 1992. The Plan is intended to be a qualified retirement plan under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the Plan, and income earned thereon, are not taxable to employees until they are withdrawn from the Plan (except for contributions under the 401(k) component, which are subject to Social Security withholding); and so that contributions by us, if any, will be deductible when made. The purpose of the Plan is to enable eligible employees of the Company, including executive officers, to save for retirement and to provide incentives to increase corporate financial performance by establishing a direct link between profit sharing contributions to employees and corporate financial performance. It may also provide certain benefits in the event of death, disability or other termination of employment. The Plan is for the exclusive benefit of eligible employees and their beneficiaries. There are two components to the Plan, a 401(k)-type component and a profit sharing component.

        Under the 401(k) component, employees may contribute up to maximum amount as set by the Internal Revenue Service, subject to a federally imposed annual maximum, which is currently $13,000. We may provide additional matching contributions as a percent of compensation or as a match of employee contributions and other discretionary contributions. The Plan trustee, at the direction of each participant, invests funds in any of the available investment options. For the fiscal year ended May 1, 2004, we contributed approximately $1.1 million on behalf of employees under this component of the Plan, including amounts accrued at the end of the fiscal year.

        Employee Stock Purchase Plan.    Our Employee Stock Purchase Plan (the “Purchase Plan”) was approved by the shareholders at the 2002 Annual Meeting and became effective on November 1, 2002. The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire an interest in our company through the purchase of its common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Purchase Plan is administered by the Compensation Committee.

        Any of our employees or, subject to approval by the Board of Directors, any employees of our subsidiaries are eligible to participate in the Purchase Plan for any Purchase Period (as defined below) so long as on the first day of such Purchase Period, the employee is customarily employed at least 20 hours per week and has been continuously employed for the six months prior to the beginning of the Purchase Period. “Purchase Period” means each of the six month periods beginning May 1 and November 1 of each year.

        Any eligible employee may elect to become a participant in the Purchase Plan by authorizing payroll deductions of a specified percentage ranging from 0% to 15% of the employee’s gross cash compensation. We currently have approximately 1,150 employees who are eligible to participate in the Purchase Plan. Amounts withheld under the Purchase Plan will be held by us as part of our general assets until the end of the Purchase Period and will be used to purchase our common stock as of the last day of the Purchase Period at a price equal to 85% of the lesser of the fair market value of a share of common stock on either the first or last day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares of common stock. Any amount not used to purchase shares of common stock will be refunded to the participant in cash.

        Shares of common stock acquired by each participant will be held in a general account maintained for the benefit of all participants. Certificates for the shares of common stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative.

        No more than $25,000 in fair market value (determined on the first day of the respective Purchase Periods) of shares of common stock may be purchased under the Purchase Plan of the Company by any participant in each calendar year.

Compensation Committee Interlocks and Insider Participation

          During fiscal year 2004, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or our Compensation Committee. Dr. Sander was a part-time employee during the Company’s early years, and through fiscal year 2001, he served as Corporate Secretary of the Company.

COMPENSATION COMMITTEE

Roland J. Jensen, Chairperson
Duane E. Sander
Robert G. Dutcher

REPORT OF THE AUDIT COMMITTEE

        The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which was included in our fiscal year 2003 Proxy Statement. The Audit Committee will continually review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices. Each of the members of the Audit Committee meets the independence requirements of the NASDAQ Stock Market.

        Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the Company’s financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

        In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended May 1, 2004, the Audit Committee:

•	Reviewed and discussed the audited financial statements with the Company's management.
•	Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 and 90 (Communications with Audit Committee).
•

Reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3600T of the Public Accounting Oversight Board (PCAOB), which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence and concluded that the services performed by Ernst & Young LLP are compatible with maintaining their independence.

•

Based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 1, 2004 filed with the SEC.

•	Instructed the independent auditor that the Audit Committee expects to be advised if there are any subjects that require special attention.

        The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of any concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE

John L. Mulligan, Chairperson
Nancy D. Frame
James A. Vellenga

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP has been the independent accounting firm that audits the consolidated financial statements of the Company since fiscal year 2003. In accordance with its standing policy, Ernst & Young LLP will periodically change the personnel who work on the audit.

        In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provided various other services during the fiscal year ended May 1, 2004. These non-audit services were approved by the Audit Committee by unanimous consent in advance of their performance at various times during the year. The aggregate fees billed for the fiscal years ended May 1, 2004 and May 3, 2003 for each of the following categories of services are set forth below:

	Fiscal Year Ended

Fee Category	May 1, 2004	May 3, 2003

Audit Fees (1)	$115,000	$104,600
Audit-Related Fees (2)	22,250	16,500
Tax Fees (3)	17,500	42,800

Total Fees	$154,750	$163,900

_________________

(1)

Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Fiscal 2003 audit-related fees consisted primarily of a review of the financial statements of our Canadian subsidiary and the annual audits of our 401(k) plan.
(3)	Tax fees included foreign tax compliance fees, and fees for various consulting services provided in connection with our international expansion and business.

PERFORMANCE GRAPH

        The Company’s common stock is quoted on the NASDAQ National Market under the symbol “DAKT.” The following graph shows changes during the period from May 1, 1999 to May 1, 2004 in the value of $100 invested in: (1) the Company’s common stock; (2) the NASDAQ Stock Market Index for U.S. companies, and (3) the Standard and Poors 600 Index for Electronic Equipment Manufacturers. The graph also shows amounts for the Media General Industry Index for Scientific and Technical Instruments, which was the industry index used by the Company in prior years in preparing its performance graph. The Company decided to utilize the Standard and Poors 600 Index for Electronic Equipment Manufacturers due to the fact that the companies included in this index are more comparable to the Company than those included in the Media General Index previously used. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	Base Period	Index Returns Fiscal Years Ending

Company / Index	1999	April 29, 2000	April 28, 2001	April 27, 2002	May 3, 2003	May 1, 2004

Daktronics, Inc.	100	183.54	471.90	374.68	594.63	859.95
NASDAQ U.S. Index	100	155.30	87.12	69.50	60.44	81.77
S&P 600 Electronic Equipment Manufacturers	100	226.21	121.90	123.11	96.10	137.60
Media General Scientific & Technical Instruments	100	219.94	139.10	105.63	81.29	124.47

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities (“10% Shareholders”) file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership on Form 3 and reports of change in ownership on Form 4 or Form 5. Such Directors, executive officers, and 10% Shareholders are also required by rules of the SEC to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of forms submitted to us or written representations from certain reporting persons, we believe all required reports were filed on a timely basis during 2004, except for the following transaction where the Form 4 report was inadvertently filed late:

         •     One report reflecting the sale of 2,000 shares by James Vellenga.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        The SEC has approved a rule governing the delivery of annual disclosure documents. This rule allows the Company to send a single set of its Annual Report and this Proxy Statement to any household at which two or more shareholders of the Company reside if it believes that the shareholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its shareholders as it reduces the volume of duplicate information received at a shareholder’s house and helps reduce the Company’s expenses. Each shareholder, however, will continue to receive individual proxy cards or voting instruction cards.

        Shareholders that have previously received a single set of disclosure documents may request their own copy this fiscal year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of the Annual Report and the Proxy Statement to any shareholder upon written request to Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006, Attention: Investor Relations, or upon verbal request by calling (605) 697-4000.

AVAILABLE INFORMATION

        The Annual Report to Shareholders for the year ended May 1, 2004, including financial statements, is being mailed with this Proxy Statement.

        The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of this Proxy Statement.

ADDITIONAL MATTERS

          As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the Annual Meeting calling for a vote of shareholders, it is intended that the shares of common stock represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

Carla S. Gatzke
Corporate Secretary

Appendix A

Charter of the Nominating and Corporate Governance Committee
of the Board of Directors of
Daktronics, Inc.

Adopted as of February 19, 2004

1.     Purposes.

        The primary purposes of the committee are to (a) recommend to the board of directors the individuals qualified to serve on the company’s board of directors for election by stockholders at each annual meeting of stockholders and to fill vacancies on the board of directors, (b) implement the board’s criteria for selecting new directors, (c) develop, recommend to the board, and assess corporate governance policies for the company, and (d) oversee the evaluation of the board.

2.     Composition.

        (a)        At Least Three Members. The committee is comprised of at least three directors. The board will designate a committee member as the chairperson of the committee, or if the board does not do so, the committee members will appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

        (b)        Independence. All committee members must be independent as determined by the board of directors in accordance with the NASDAQ listing standards in effect from time to time (the “listing standards”).

        (c)        Appointment. Subject to the requirements of the listing standards, the board may appoint and remove committee members in accordance with the company’s bylaws. Committee members will serve for such terms as may be fixed by the board, and in any case at the will of the board whether or not a specific term is fixed.

3.     Functions. The committee will:

        (a)        Qualifications of Directors: periodically assess, develop and communicate with the full board concerning the appropriate criteria for nominating and appointing directors, including the board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise, experience and willingness to serve actively; number of other public and private company boards on which a director candidate serves; consideration of director nominees timely proposed by stockholders in accordance with the bylaws; and other appropriate factors.

        (b)        Director Nominees and Vacancies: nominate individuals for election as directors at each annual meeting of stockholders and appoint individuals to fill vacancies on the board of directors, subject to approval by the board of directors which will include approval by a majority of the independent directors and subject to legal rights, if any, of third parties to nominate or appoint directors.

        (c)        Committee Appointments: if and when requested periodically by the board, identify and recommend to the board the appointees to be selected by the board for service on the committees of the board.

        (d)        Retention of Search Firm: have authority to retain and terminate any search firm used to identify director candidates and to approve the search firm’s fees and other retention terms.

        (e)        Governance Policies: develop, assess and make recommendations to the board concerning appropriate corporate governance policies including but not limited to policies or communications with the Board and director nominations.

        (f)        Other Functions: perform any other activities consistent with this charter, the bylaws and applicable listing standards and laws as the committee or the board of directors considers appropriate.

        (g)        Annual Performance Review: evaluate its own performance as a committee and this charter on an annual basis.

4.     Meetings, Reports and Resources.

        (a)        Meetings. The committee will meet as often as necessary to carry out its responsibilities but not less than annually. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. The committee may meet in separate executive sessions with other directors, the chief executive officer and other company employees, agents or representatives invited by the committee.

        (b)        Procedures. The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws or the listing standards. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members constitutes a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present will be the act of the committee, unless in either case a greater number is required by this charter, the bylaws or the listing standards. The committee will keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records.

        (c)        Reports. The committee will report its director nominees for the annual meeting of stockholders to the board at an appropriate time prior to preparation of the company’s proxy statement for the annual meeting. The committee will also report to the board annually the results of (1) an oversight review of the performance of the board of directors, (2) the committee’s assessment of the company’s corporate governance policies and implementation, and (3) an annual review by the committee of its own performance. The committee will also report to the board on the major items covered by the committee at each committee meeting, and provide additional reports to the board as the committee may determine to be appropriate.

        (d)        Committee Access and Resources. The committee is at all times authorized to have direct, independent and confidential access to the company’s other directors, management and personnel to carry out the committee’s purposes. The committee is authorized to retain at the company’s expense independent counsel or other advisers selected by the committee for matters related to the committee’s purposes.

DAKTRONICS, INC.
Annual Meeting of Shareholders - August 18, 2004
Proxy
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Aelred J. Kurtenbach and Carla S. Gatzke, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 18, 2004 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all stock of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1.

To elect three (3) directors to serve for a three-year term that expires on the date of the Annual Meeting of Shareholders in 2007 or until their successors are duly elected. (If you wish to cumulate your votes as described in the Proxy Statement, please contact the Corporate Secretary at Daktronics, Inc. to record your vote):

                          James B. Morgan, John L. Mulligan, and Duane E. Sander

 FOR	 WITHHELD FOR ALL	 WITHHELD FOR THE FOLLOWING ONLY
(Write nominee's name)_______________________

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 2005.

 FOR	AGAINST	ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as directed, but if no instructions are given for voting on the matters above, this proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. Shareholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

The undersigned acknowledges receipt of the Proxy Statement for the 2004 Annual Meeting. Please sign below exactly as name(s) appears on this Proxy:
        – If shares are registered in more than one name, the signatures of all persons are required.
        – If a corporation, sign in full corporate name by a duly authorized officer, stating title.
        – If trustee, guardian, executor or administrator, sign in official capacity, giving full title as such.
        – If a partnership, sign in partnership name by authorized person.

Date _____________________________, 2004

_____________________________________
Signature

_____________________________________
Signature, if held jointly

Please sign, date, and return this Proxy promptly. No postage is required if returned in the enclosed envelope. This Proxy may also be returned via fax to 605/697-4700.